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                                                                EXHIBIT 99.2


                               TENCOR INSTRUMENTS
              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                                 MARCH 18, 1997


P                The undersigned shareholder of Tencor Instruments (the
R        "Company"), hereby appoints JON D. TOMPKINS and BRUCE R. WRIGHT and
O        each of them with power of substitution to each, true and lawful
X        attorneys, agents and proxyholders of the undersigned, and hereby
Y authorizes them to represent and vote, as specified herein, all the shares of Common Stock of the Company held of record by the undersigned on March 7, 1997, at the Special Meeting of Shareholders of the Company to be held on April 30, 1997 (the "Special Meeting"), at
         10:00 a.m. at the Company's headquarters at One Technology Drive, Milpitas, California 95035 and any adjournments or postponements thereof.



                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

                                                              See reverse side



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[X] Please mark
    votes as in
    this example.

The shares represented by this proxy will be voted in the manner directed. In the absence of any direction, the shares will be voted FOR the Proposal.

The undersigned acknowledges receipt of the Notice of Special Meeting and Joint Proxy Statement/Prospectus relating to the Special Meeting.

1. To approve and adopt the Agreement and               For    Against  Abstain
   Plan of Reorganization dated as of January 14,       [ ]      [ ]      [ ]
   1997, among the Company, KLA Instruments Corporation
   ("KLA") and Tiger Acquisition Corp., and the related
   Agreement of Merger, pursuant to which the Company will become a wholly-owned subsidiary of KLA and each share of Common Stock of the Company will be converted into the right to receive one share of Common Stock, par value $0.001 per share, of KLA.

                                                              MARK HERE
                                                              FOR ADDRESS  [ ]
                                                              CHANGE AND
                                                              NOTE AT LEFT

                        Please sign exactly as name appears hereon. Joint owners should each sign. Trustees and others acting in a representative capacity should indicate the capacity in which they sign and give their full title. If a corporation, please sign in full corporate name by an authorized officer. If a partnership, please sign in partnership name by an authorized person.

                        Please mark, sign and date this proxy and return it promptly whether you plan to attend the meeting or not. If you do attend, you may vote in person if you desire.

Signature:________________Date:________Signature:________________Date:_________